EXHIBIT 99.1

CSI Among Fastest Growing Solution Providers in U.S.

August, 4 2008 – Easley, South Carolina Impressive sales growth at Computer Software Innovations, Inc. (“CSI”) (OTCBB: CSWI.OB) has earned the company inclusion in the CRN 2008 Fast Growth 100. CSI was recognized as the 38th fastest growing solution provider in the United States by generating a 122% increase over the past two years in reaching over $44 million in sales in its technology business unit.

“It’s definitely an honor to be included in this prestigious industry ranking,” said Nancy Hedrick CEO of CSI. “Our success is a testament to the CSI team. They have revised processes to both encourage and manage our expansion and acquisitions, refined our product and service mix, evaluated new vendors, found the best new hires, and set the expectation that together we can accomplish amazing goals.

For example, our ranking in the CRN 2008 Fast Growth 100 is based solely on our hardware technology sales. CRN excludes software sales in their selection process which in combination with technology pushes total company sales to over $55 million. A key reason we achieved such a high ranking based solely on technology sales is because our team created a comprehensive, multi-product connected classroom solution for the K12 vertical. They recruited the necessary vendors, developed promotion materials, restaged our event booth to showcase the solution, and brought their idea to market with absolutely phenomenal results.”

“One final thought that’s very important,” added Hedrick, “a special ‘thank you’ to our vendor partners. They too are an integral part of the CSI team.”

“The CRN Fast Growth 100 are the cream of the crop when it comes to Solution Providers who know how to wrap technology in world-class services offerings, and this years’ group demonstrate that the technology channel is strong and growing,” said Robert C. DeMarzo, senior vice president and editorial director for Everything Channel editorial. “Rank is based on two year’s growth of net sales from calendar year 2005 to calendar year 2007. Net sales were verified by public filings when possible. All private companies provided a signed affidavit attesting to the accuracy of the reported 2005 and 2007 net sales figures or accountant-reviewed financials or audited financials. Affidavits were signed by an owner or officer of the company or by a CPA representing the company.”

About Computer Software Innovations, Inc.

CSI provides software and technology solutions primarily to public sector markets. CSI has more than doubled its revenue in the past two years to over $55 million by using organic growth and acquisitions to fuel an aggressive expansion from its southeast base. Over 600 school, government, and non-profit organizations have CSI solutions that encompass financial management software specialized for the public sector, IT infrastructure, IP telephony, IP video surveillance, printing/imaging, and interactive classroom technologies. More information about CSI (OTCBB: CSWI.OB) is available at www.csioutfitters.com.

Forward-Looking and Cautionary Statements

Certain information contained in this news release includes forward-looking statements that involve substantial risk and uncertainties. Any statement in this news release that is not a statement of an historical fact constitutes a “forward-looking statement.” Among other things, these statements relate to our financial condition, results of operations and business. When used in this news release, these forward-looking statements are generally identified by the words or phrases “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “project” or words of similar import. These forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks, uncertainties and other factors that may cause the actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. For more information on factors that could affect expectations, see the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

Contacts for More Information

Company Contact:

Computer Software Innovations, Inc.

David Dechant, 864-855-3900

Ddechant@csioutfitters.com

Investor Contact:

Alliance Advisors, LLC

Mark McPartland, 910-221-1827

MarkMcp@allianceadvisors.net

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